[WYNDHAM LETTERHEAD]

Certification of
Chief Financial Officer
of Wyndham International, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (S) 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2002 of Wyndham International, Inc. (the “Issuer”).

I, Richard A. Smith, the Executive Vice President and Chief Financial Officer of the Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 13, 2002.

/s/ RICHARD A. SMITH
	Name:	Richard A. Smith Executive Vice President and Chief Financial Officer

Subscribed and sworn to before me
this 13th day of August 2002.

	/S/ CAMALETA M. ROSEMAN	[NOTARY PUBLIC SEAL]
Name: Title:	Camaleta M. Roseman Notary Public

My commission expires: 05-24-04